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Exhibit 21

Subsidiaries of Quad/Graphics, Inc. (Wisconsin)

Name	Domicile
Quad/Graphics Printing Services, LLC	Wisconsin
Quad/Marketing, LLC	Wisconsin
Quad RedTag, LLC	Wisconsin
Quad/Transportation Services, LLC	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Quad/Med, LLC	Wisconsin
Quad/Covenant Corporate Health Services, LLC	Wisconsin
Graphic Imaging Technology, LLC	Delaware
World Color Capital II, LLC	Delaware
Duplainville Transport, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
QuadSystems, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
QGR, LLC	Nevada
QGR Real Estate Investment Company, LLC	Nevada
OpenFirst, LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
New Diversified Mailing Services, LLC	Delaware
Chemical Research/Technology Co.	Wisconsin
Chemical Research/Technology, LLC	Wisconsin
Quad/Creative, LLC	Delaware
HGI Company, LLC	Wisconsin
Hi-Liter Graphics, LLC	Wisconsin
Inland Graphics, LLC	Wisconsin
Plus Digital Print, LLC	Wisconsin
Tempt, LLC	Wisconsin
Quad/Tech, Inc.	Wisconsin
QuadTech Holdings Limited	Hong Kong
QuadTech (Shanghai) Trading Company Limited	China
QuadTech Ireland	Ireland
QuadTech UK Limited	United Kingdom
Quad/Tech Europe, Inc.	Delaware
QuadTech France S.a.r.l.	France
QuadTech Italy S.r.l.	Italy

Name	Domicile
QuadTech Germany GmbH	Germany
World Color (USA) Holding Corp.	Delaware
World Color Real Estate Corp.	Delaware
World Color (USA) Corp.	Delaware
World Color (USA), LLC	Delaware
World Color Mt. Morris II, LLC	Delaware
World Color Memphis II Corp	Delaware
World Color WCZ, LLC	Delaware
World Color Printing (USA) Corp.	Delaware
World Color Printing (USA) II Corp.	Connecticut
World Color Halliday Corp	California
World Color Kingsport, LLC	Delaware
World Color Northeast Graphics Corp.	Delaware
World Color Lanman Corp.	Delaware
Quebecor World Foreign Sales Corp.	Barbados
World Color Logistics, LLC	Delaware
World Color Procurement, LLC	Delaware
World Color II, LLC	Delaware
3243895 Nova Scotia Limited	Canada
3243896 Nova Scotia Limited	Canada
World Color Press, Inc.	Canada
QW (IBC) Ltd.	Barbados
Graphicor Transport Inc./Transport Graphicor Inc.	Canada
Web Press Graphics Ltd.	Canada
4369726 Canada Inc.	Canada
Wide Web Printing, Ltd. Partnership	Canada
Quad/Argentina, Inc.	Delaware
Anselmo L. Morvillo, S.A.	Argentina
Quad/Brazil, Inc.	Delaware
Quad/Brasil Grafica Ltda	Brazil
Plural Grafica E Editora Ltda	Brazil
Quad Industria Grafica Do Brasil Ltda	Brazil
World Color Mexico Holding S.A. de C.V.	Mexico
Grafser, S.A. de C.V.	Mexico
World Color Mexico D.F. S.A. de C.V.	Mexico
World Color Querataro S.A. de C.V.	Mexico
Quad/Graphics Investments Ltd.	British Virgin Islands

Name	Domicile
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
World Color Printing Chile Holding Limitada	Chile
World Color Encuardenacion Ltda.	Chile
World Color Chile S.A.	Chile
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quebecor World Buenos Aires S.A.	Argentina
Quad/Graphics Peru S.A.	Peru
QG Editores S.A.C.	Peru
Quad/Graphics Colombia S.A.	Colombia
World Color Spain 1, S.L.	Spain
World Color Spain 2, S.L.	Spain
World Color Argentina S.A.	Argentina
Quad/Graphics Nordeste Industria Grafica Ltd.	Brazil
World Color Empreendimentos Ltda.	Brazil
QWLA Participacoes S/C Ltda.	Brazil
World Color Sao Paulo Industria Grafica S.A.	Brazil
Yudu Limited	United Kingdom
Q/G Holland B.V.	Netherlands
Quad/Winkowski Sp. z o.o	Poland
Print-Champ Winkowski GmbH	Austria
IMC S.A. Winkowski Group	Poland
QuadWinkowski Deutschland GmbH	Germany
QuadWinkowski AB	Sweden
Winkowski Logistic Sp. z o.o	Poland
Pilgraf Sp. z o.o	Poland
QuadWinkowski UK Ltd	United Kingdom
OOO QuadWinkowski	Russia
SerwisKadrowy Sp. z o.o	Poland
CRT Sp z o.o	Poland
Zaklady Graficzne w Pile Sp. z o.o	Poland
World Color Iceland ehf	Iceland
World Color (UK) PLC	United Kingdom
Quebecor World PLC	United Kingdom
World Color Insurance Holding S.A.	Luxembourg
World Color Reinsurance S.A.	Switzerland
World Color S.A.	Luxembourg

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  Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin)